UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

August 18, 2005

Vicuron Pharmaceuticals Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31145	04-3278032
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

455 South Gulph Road, Suite 305, King of Prussia, PA 19406

(Address of principal executive offices) (Zip Code)

(610) 205-2300

(Registrant’s telephone number, including area code)

not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On August 18, 2005, Vicuron Pharmaceuticals Inc. (the “Company”) issued a press release after filing a New Drug Application (NDA) with the U.S. Food and Drug Administration for anidulafungin for the treatment of invasive candidiasis/candidemia. The full text of the press release is attached as Exhibit 99.1 to this Current Report.

The information furnished under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 8.01. Other Events.

On August 18, 2005, the Company issued a press release announcing it filed a NDA with the U.S. Food and Drug Administration for anidulafungin for the treatment of invasive candidiasis/candidemia. The NDA includes clinical data from a previously announced Phase 3 trial demonstrating superiority of anidulafungin versus fluconazole in invasive candidiasis/candidemia.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press Release of Vicuron Pharmaceuticals Inc. dated August 18, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICURON PHARMACEUTICALS INC.
(Registrant)

Date: August 22, 2005	By:	/s/ George F. Horner III
George F. Horner III
President and Chief Executive Officer

EXHIBIT INDEX

Pursuant to Item 601(a)(2) of Regulation S-K, this Exhibit Index immediately precedes the exhibit.

Exhibit No.	Description
99.1	Press release of Vicuron Pharmaceuticals Inc. dated August 18, 2005.